As filed with the Securities and Exchange Commission on June 24, 1999.

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                               RF INDUSTRIES, LTD.
             (Exact Name of Registrant as Specified in its Charter)

                           ---------------------------

              Nevada                                  88-0168936
     (State of Incorporation)            (I.R.S. Employer Identification No.)

               7610 Miramar Road, Bldg. 6000, San Diego, CA 92126
               (Address of Principal Executive Office) (Zip Code)

                           ---------------------------


          Employment Agreement with Howard Hill dated January 21, 1998
          Employment Agreement with Richard LaFay dated January 1, 1998
         Employment Agreement with Leslie Perlman dated January 21, 1998
                              (Full title of Plan)

                           ---------------------------


                                   Howard Hill
                      President and Chief Executive Officer
                          7610 Miramar Road, Bldg. 6000
                               San Diego, CA 92126
                     (Name and address of agent for service)

                                 (619) 549-6345
          (Telephone Number, Including Area Code, of Agent of Service)

                           ---------------------------


                        Copies of all correspondence to:
                          Timothy J. Fitzpatrick, Esq.
                               Fisher Thurber LLP
                        4225 Executive Square, Suite 1600
                         La Jolla, California 92037-1483
                                 (619) 535-9400

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum          Proposed Maximum           Amount of
    Title of Securities          Amount to be        Offering Price per        Aggregate Offering         Registration
      to be registered          registered(1)             Share (2)                 Price(2)                  Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock no par
value.......................       700,000 shares           $1.84                  $1,288,000               $358.06
-------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) based on the average of the bid and ask prices of the Common Stock of the Company as reported on June 23, 1999 on the Nasdaq SmallCap Market.

                               RF INDUSTRIES, LTD.
                         700,000 SHARES OF COMMON STOCK

     The selling stockholders of RF Industries, Ltd. ("RF") listed in this prospectus may offer and resell up to 700,000 shares of RF common stock under this prospectus. All of the shares offered hereunder are to be sold by the selling stockholders. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

     The selling stockholders acquired the shares to be resold in this Prospectus as part of their compensation from us. The selling stockholders will pay all sales commissions and similar expenses.

     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "RFIL." On June 7, 1999, the last sale price of our common stock as reported on the Nasdaq SmallCap Market was $1.84.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

     Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

     See "Risk Factors" beginning on Page 5 for a discussion of certain factors that should be considered by prospective purchasers of shares of our common stock.

                           ---------------------------


                  The date of this Prospectus is June 24, 1999.

     In this Prospectus, unless indicated otherwise, "RF," the "Company," "we," "us" and "our" refer to RF Industries, Ltd.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 75 Park Place, New York, New York 10007. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is traded on The Nasdaq SmallCap Market. You may inspect reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006. These filings and other information may also be inspected without charge at a Web site maintained by the SEC. The address of the site is http://www.sec.gov.

                      INFORMATION INCORPORATED BY REFERENCE

     This Prospectus is part of a registration statement filed with the SEC. The SEC allows us to "incorporate by reference" into this Prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC before we file a post-effective amendment which states all the securities we registered were sold or which deregisters all securities that were not sold will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings as described in the preceding sentence that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this Prospectus.

     - Our Annual Report on Form 10-KSB for the fiscal year ended October 31, 1998 and all amendments thereto.

     - Our 10-Q Quarterly Reports on Form 10-QSB filed for the quarters ended January 31, 1999 and April 30, 1999 and all amendments thereto.

     - The description of our common stock contained in RF's registration statement on Form 10 and any amendments to that description.

     We will provide without charge to each person to whom this Prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to RF Industries, Ltd., 7610 Miramar Road, Bldg. 6000, San Diego, CA 92126, telephone number (619) 549-6345.

     You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement. RF has not authorized anyone else to provide you with different information. The selling stockholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date of those documents.

                           FORWARD LOOKING INFORMATION

     This Prospectus, including the information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Our actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below. In particular, please review the sections captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-KSB for the fiscal year ended October 31, 1998 and our quarterly report on Form 10-Q for the quarters ended January 31, 1999 and April 30, 1999, which reports are incorporated herein by reference and such section of any subsequently filed Exchange Act reports. In connection with forward-looking statements which appear in these disclosures, prospective purchasers of the shares offered hereby should carefully consider the factors set forth in this Prospectus under "Risk Factors."

                SUMMARY INFORMATION REGARDING RF INDUSTRIES, LTD.

     We have two operating divisions, the RF Connector Division and the RF Neulink Division.

RF Connector Division

     We are engaged through our RF Connector Division in the design, manufacture and distribution of coaxial connectors used in radio communication applications as well as in computers, test instruments, PC (Personal Computer) LANs (Local Area Networks) and antenna devices. Our coaxial products are distributed through approximately 70 domestic and international distributors. RF Connector has introduced various subminiature cable connectors; in series and between-series adapters; cellular connectors; connectors for large diameter, low-loss cables and corrugated cable applications. RF Connector is also engaged in the manufacturing and distribution of RF cable assemblies. Our cable assemblies are manufactured for end user specifications and are sold through distribution arrangements or directly to major OEM (Original Equipment Manufacturer) accounts.

RF Neulink Division

     We design and manufacture, through our RF Neulink Division, wireless digital transmission products, commonly known as RF data links and wireless modems. A few of the various applications for these products include industrial monitoring and control of remote sensors and devices (SCADA), wireless linking of remote weather and seismic sites, multipoint military training range information systems, infrastructure linking of public safety communications networks and automatic vehicle location systems.

     We consider these divisions to be operating in a single segment involving the design, manufacture and/or sale of communications equipment.

     Our principal executive office is located at 7610 Miramar Road, Building #6000, San Diego, California.

     A more complete description of our business and its recent activities can be found in the documents described in "WHERE YOU CAN FIND MORE INFORMATION."

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

     If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of the money you paid to buy our common stock.

Technological Change

     As a result of rapid technological change in our industry, our position in existing markets or other markets that we may enter can be eroded rapidly by product advances. The life cycles of our products are difficult to estimate. Our growth and future financial performance depends in part upon our ability to improve existing products, develop and introduce new products that keep pace with technological advances, meet changing customer needs and respond to competitive products. We cannot assure you that our existing customers will continue to utilize our products, that the technologies used by our customers will continue to employ our products or that new products developed by us will achieve market acceptance. Further, shifts in demand for the technologies and products of our customers may have an adverse effect on demand for our products.

Dependence on RF Connector Division Products

     Sales of RF Connector division products accounted for approximately 79% of our total sales for the fiscal year ended October 31, 1999, while sales of RF Neulink division products accounted for approximately 21% for the same period. We expect the RF Connector division products to account for a significant portion of our revenues for the near future. Any factors such as competition or technological change adversely affecting the pricing of, demand for, or market acceptance of our RF Connector products until such time, if ever, that RF Neulink products constitute a more significant percentage of our revenue, could materially adversely affect our business, operating results and financial condition.

Cyclicality May Lead to Fluctuations in Demand

     Historically, the communications industry has been cyclical, affected by both general economic conditions and industry-specific cycles. Depressed general economic conditions and cyclical downturns in the communications industry have each had an adverse effect on sales of communications equipment, OEMs and their suppliers, including the Company. In addition, the life cycles of existing communications products and the timing of new product development and introductions can affect demand for communications components. The connector industry is expected to be subject to fluctuations in demand for products in the future. Reduced demand for communication products or their components could have a material adverse effect on us. As a result, any cyclical downturn in the communications industry could have a material adverse effect on us.

Significant Competition

     The connector industry is highly competitive and fragmented, with over approximately 50 competitors. We believe that competition in our targeted segments is primarily based on quality, reliability, design capability, delivery time and price. Many of our current potential competitors have much greater financial, technical, marketing and other resources than RF. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer needs. They may also be able to devote greater resources to the development, promotion and sale of their products than we can. We may not be able to compete successfully against current and future competitors. In addition, competitive pressures faced by us may materially adversely affect our business, operating results and financial condition.

Risks of Foreign Operations

     For the year ended October 31, 1998, export sales to our customers in South America, Canada, Mexico, Europe, Australia, the Middle East and the Orient accounted for approximately 19% of our sales. Seasonal buying patterns in such foreign markets, changes in local economic or political conditions, worldwide demand for connector products and changes in technology could impact our products and sales and adversely affect us. Our RF Connector division purchases almost all of its connector products from contract manufacturers in Taiwan and in the United States, and changes in quality, price, availability or demand could adversely affect us.

     Our international operations are subject to a variety of risks associated with conducting business internationally, including: (i) longer payment cycles;
(ii) problems in collecting accounts receivable; (iii) fluctuations in currency exchange rates; (iv) difficulties in managing international operations; and (v) increases in tariffs, duties, price controls, or other restrictions or trade barriers imposed by foreign countries. These factors could materially adversely affect our business, operating results and financial conditions.

We Depend Significantly on Third Parties to Sell and Market Our Products

     We market our RF Connector products primarily through warehousing distributors and original equipment manufacturers, and we market and sell our RF Neulink products through manufacturer representatives, system integrators and original equipment manufacturers ("OEM"). For the fiscal year ended October 31, 1991, distributors accounted for 75% of the RF Connector division sales while OEM's accounted for approximately 25% of sales of our RF Connector division. We may not be able to attract and retain a sufficient number of qualified distributors to successfully market our RF Connector and other products. The failure to attract and retain a sufficient number of OEM's and distributors could have a material adverse effect on our business, financial condition and results of operations. Selling through indirect channels such as distributors may limit our contacts with our customers. As a result, our ability to accurately forecast sales, evaluate customer satisfaction and recognize emerging customer requirements may be hindered.

Control by Principal Stockholders

     Officers and directors, as of April 30, 1999, own or could own, upon exercise of options which are immediately exercisable, approximately 20.7% of the outstanding Common Stock of the Company. Also, Hytek International, Inc. owns approximately 41.2% of our Common Stock as of April 30, 1999 and is therefore considered an affiliate. Accordingly, these parties will be able to influence the outcome of any corporate or other matter submitted to the Company's stock holders for approval, including any merger, consolidation sale of all or substantially all of the Company's assets. Such concentrated share ownership may prevent or discourage potential bids to acquire us unless the terms are approved by the officers and directors.

Dependence on Key Personnel

     Our success will depend to a significant extent on the continued service of our senior executives and certain other key employees, including certain sales, consulting, technical and marketing personnel. If we lost the services of one or more of our key executives or employees (including if one or more of our officers or employees decided to join a competitor or otherwise compete directly or indirectly with us), this could materially adversely affect our business, operating results, and financial condition.

Volatility of Trading Prices

     In the past several years the market price of RF common stock has varied greatly, and the volume of RF common stock traded has fluctuated greatly as well. These fluctuations often occur independently of any announcements by RF or of general market fluctuations. We expect such fluctuations to continue. Factors that may result in such fluctuations include:

     o any shortfall in revenues or net income from revenues or net income expected by securities analysts

     o    announcements of new products by RF or our competitors

     o quarterly fluctuations in our financial results or the results of other connector and communications-related companies, including those of our direct competitors

     o changes in analysts' estimates of our financial performance, the financial performance of our competitors or the financial performance of connector and communications-related companies in general

     o    general conditions in the connector and communications industries

     o    changes in prices for our products or the products of our competitors

     o changes in our revenue growth rates or the growth rates of our competitors

     o    sales of large blocks of RF common stock

     o    conditions in the financial markets in general

     In addition, the stock market may from time to time experience extreme price and volume fluctuations. Many technology companies in particular have experienced such fluctuations. Often such fluctuations have been unrelated to the operating performance of the specific companies. The market prices of RF's common stock may experience significant fluctuations in the future.

                              SELLING STOCKHOLDERS

     The table below sets forth certain information regarding the selling stockholders as of June 1, 1999. The shares are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time. See "Plan of Distribution."

     Except as described, the selling stockholders have not held any position or office with, been employed by, or otherwise had a material relationship with RF or any of its predecessors or affiliates within the past three years. Howard Hill has been our President and a Director since 1993. Leslie Perlman has been the Vice President of Sales and Marketing of the RF Connector Division since
1998. Richard LaFay has been the President of the RF Connector Division since January 1997.

     The table below sets forth the names of the selling stockholders and the number of shares owned, directly and beneficially, by such stockholders.


Selling Stockholders       Number Beneficially Owned       Number Offered Hereby
--------------------       -------------------------       ---------------------
   Howard Hill                      453,660(1)                   500,000(2)
   Richard LaFay                     32,500(3)                   100,000
   Leslie Perlman                    32,500(4)                   100,000
                                    --------                     -------
   Total                            569,000                      700,000
                                    =======                      =======

(1) Howard Hill owns 26,000 shares of Common Stock and options to acquire an additional 436,660 shares of Common Stock which are exercisable within 60 days hereof.

(2) Howard Hill has the right to acquire a total of 500,000 shares of Common Stock pursuant to the terms of his employment agreement with the Company dated January 21, 1998. Options for the purchase of 83,335 shares vest annually from July 6, 1993 through July 6, 1999.

(3) Richard LaFay owns 10,000 shares of Common Stock, an option to acquire an additional 22,500 shares of Common Stock exercisable within 60 days hereof, and an option pursuant to his employment agreement to acquire an additional 77,500 shares of Common Stock which is exercisable over the term of his employment agreement.

(4) Leslie Perlman owns an option to acquire 32,500 shares of Common Stock of the Company exercisable within 60 days hereof and an option to acquire an additional 77,500 shares of Common Stock which is exercisable in installments over the term of his employment agreement.

     In recognition of the fact that investors may wish to be legally permitted to sell their shares when they deem the sale to be appropriate, we have filed with the SEC under the Securities Act a Registration Statement with respect to the resale of the shares from time to time and have agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the shares are no longer required to be registered for the sale thereof by the selling stockholders.

     The shares being offered by the selling stockholders hereunder were acquired in connection with their respective Employment Agreements.

                              PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling stockholders. As used in this Prospectus, "selling stockholders" includes donees, pledgees, transferees or other successors in interest (including corporate or partnership distributees of the selling stockholders which are privately held corporations or partnerships) selling shares received from a named selling stockholder after the date of this Prospectus. We will pay all costs, expenses and fees in connection with the registration of the shares offered hereby. Any brokerage commissions and similar selling expenses attributable to the sale of shares will be paid by the selling stockholders.

     Sales of shares may be made by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq SmallCap Market or on any other market on which our shares may then be trading, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers, dealers or underwriters. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling stockholders have also advised us that no underwriter or coordinating broker is acting in connection with the proposed sale of shares by the selling stockholders, however, the selling stockholders may enter into agreements, understandings or arrangements with an underwriter or broker-dealer regarding the sale of their shares in the future.

     The selling stockholders may make sales by selling shares directly to purchasers or to or through broker-dealers or underwriters, which may act as agents or principals. These broker-dealers and underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom the broker-dealers and underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer or underwriter might be in excess of customary commissions.

     The  selling   stockholders  may  enter  into  hedging   transactions  with
broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions  which  require  the  delivery  to  such  broker-dealers  or  other financial institutions of the shares offered hereby, which shares such broker-dealers or other financial institutions may resell pursuant to this Prospectus.

     The selling stockholders an any broker-dealers or underwriters that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by broker-dealers or underwriters and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We may agree to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer, broker-dealer or underwriter that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the Prospectus delivery requirements of the Securities Act and the rules promulgated thereunder. We have informed the selling stockholders that the antimanipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule.

     All or any part of the shares offered hereby may or may not be sold by the selling stockholders.

                                 USE OF PROCEEDS

     We will not receive an proceeds from the sale of the common stock by the selling stockholders.

                                  LEGAL MATTERS

     The validity of the shares is being passed upon by Fisher Thurber LLP, San Diego, California.

                                     EXPERTS

     The consolidated financial statements incorporated by reference in this Prospectus from RF Industries, Ltd.'s Annual Report on Form 10-KSB for the year ended October 31, 1998 have been audited by J.H. Cohn, LLP, independent public accountants, as stated in their report dated December 3, 1998, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities other than the securities to which it relates, or an offer or solicitation of an offer to buy any of the securities to which it relates, or an offer or solicitation to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that information contained herein is correct as of any time subsequent to the date hereof.
                              ---------------------

                               TABLE OF CONTENTS
                                      Page
                                      -----
                   Where You Can Find More Information......3
                   Information Incorporated by Reference....3
                   Forward Looking Information..............4
                         Summary Information Regarding
                    RF Industries, Ltd.....................4
                   Risk Factors.............................5
                   Selling Stockholders.....................7
                   Plan of Distribution.....................8
                   Use of Proceeds.........................10
                   Legal Matters...........................10
                   Experts.................................10


                               ------------------


                               RF INDUSTRIES, LTD.


                                     700,000
                             Shares of Common Stock



                                 --------------

                                   PROSPECTUS
                                 --------------


                                  June 24, 1999

                               RF INDUSTRIES, LTD.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information filed with the Commission are hereby incorporated by reference in this Prospectus:

         (1) The Company's Annual Report on Form 10-KSB for the fiscal year ending October 31, 1998, filed pursuant to Section 13 of the Exchange Act.

         (2) The Company's Quarterly Reports on Form 10-Q for the quarters ending January 31, 1999 and April 30, 1999, filed pursuant to Section 13 of the Exchange Act.

         (3) The description o f the Company's Common Stock contained in the Company's Registration Statement Form 8-A filed pursuant to Section 15(d) of the Exchange Act.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XV of the Company's Articles of Incorporation, as amended, provides for the indemnification of directors, employees and agents to the fullest extent permissible under Nevada Law. This Article also provides for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

         The Company believes it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may disclaim liability arising under the Securities Act of 1933, such provisions are against public policy and, therefore, unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         The issuance of the Options and the shares of Common Stock underlying the Options being offered by the resale prospectus included herein were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Appropriate legends were and will be affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Company, to information about the Registrant.

ITEM 8.           EXHIBITS.


Exhibit
Number         Description

5.1            Opinion of counsel as to legality of securities being registered.
23.1           Consent of counsel (contained in Exhibit 5.1).
23.2           Consent of Independent Public Accountants.
24.1           Power of Attorney (see page II-4).

ITEM 9.           UNDERTAKINGS.

         A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to law, the Company's Certificate of Incorporation, Bylaws or indemnification agreements, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 10th day of June, 1999.

                                         RF INDUSTRIES, LTD.


                                         By:  /s/ Howard F. Hill
                                            ----------------------
                                              Howard F. Hill

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS HOWARD F. HILL AS HIS OR HER ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION FOR HIM OR HER IN ANY AND ALL CAPACITIES TO SIGN ANY AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-8, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT, OR HIS SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



        Signature                         Title                         Date

                           President and Chief Executive Officer
  /s/ Howard F. Hill       (Principal Executive Officer)           June 10, 1999
----------------------
 Howard F. Hill

                           Chief Financial Officer (Principal
  /s/ Terrie Gross         Financial and Accounting Officer)       June 10, 1999
---------------------
Terrie Gross


 /s/ John Ehret            Director                                June 10, 1999
----------------------
John Ehret


 /s/ Henry E. Hooper       Director                                June 10, 1999
----------------------
Henry E. Hooper


/s/ Robert Jacobs          Director                                June 10, 1999
---------------------
Robert Jacobs

                                INDEX TO EXHIBITS


      Exhibit
      Number                          Description

        5.1    Opinion of counsel as to legality of securities being registered
       23.1    Consent of counsel (contained in Exhibit 5.1)
       23.2    Consent of Independent Public Accountants
       24.1    Power of Attorney (contained on page II-4)